UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2020

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway	Houston	Texas	77019
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code	(713)	522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	SCI	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 13, 2020, SCI held an annual meeting of shareholders and the shareholders voted on three proposals as set forth below.

Proposal 1:    Election of Directors
The shareholders cast their votes as follows and elected seven directors.

Nominee	Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
Alan R. Buckwalter	119,318,901	30,494,514	142,900	11,724,589
Jakki L. Haussler	147,749,834	2,100,530	105,951	11,724,589
Victor L. Lund	139,433,651	10,390,820	131,844	11,724,589
Clifton H. Morris, Jr.	137,387,697	12,349,156	219,462	11,724,589
Ellen Ochoa	148,273,053	1,579,464	103,798	11,724,589
Thomas L. Ryan	140,497,117	9,227,810	231,388	11,724,589
W. Blair Waltrip	143,324,737	6,410,154	221,424	11,724,589
Proposal 2:    Approval of the Selection of PricewaterhouseCoopers LLP as the Company's Registered Public Accounting Firm for Fiscal 2020
The shareholders approved the proposal by casting their votes as follows.

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,965,011	7,525,059	190,834	-0-

Proposal 3:    Advisory Vote to Approve Named Executive Officer Compensation
The shareholders approved the proposal by casting their votes as follows.

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,518,126	16,214,354	1,223,835	11,724,589
Item 9.01 Financial Statements and Exhibits
d) The following exhibits are included with this report

Exhibit No.	Description
104	Interactive data file.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2020                     Service Corporation International

By: /s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President
General Counsel and Secretary